UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 10, 2009

SALIX PHARMACEUTICALS, LTD.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23265	94-3267443
(Commission File Number)	(IRS Employer ID Number)

1700 Perimeter Park Drive, Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 862-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Salix Pharmaceuticals, Ltd. (the “Company”) has approved an amendment to the Company’s 2005 Stock Plan (the “Plan”) that will, with respect to future grants under the Plan, revise the definition of the term “Change in Control” in Section 2(d) of the Plan to provide that a Change in Control shall occur upon the consummation of a merger or similar transaction. The prior definition provided that a Change in Control shall occur upon equity holder approval of such a transaction.

Additionally, the Board of Directors amended Section 14(c) of the Plan to provide that the accelerated vesting of awards upon a Change in Control in which awards are assumed by the acquiror will only be triggered if, within three years following the Change in Control, a participant’s employment with the Company or any Subsidiary thereof is terminated without “cause” or the participant resigns for “good reason” (to be defined in the awards).

The Plan, as amended and restated to date, is subject to approval by the Company’s stockholders at its Annual Meeting of Stockholders to be held on June 18, 2009.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.50.1	2005 Stock Plan, As Amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SALIX PHARMACEUTICALS, LTD.

Date: June 10, 2009
/s/ Adam C. Derbyshire
Adam C. Derbyshire
Executive Vice President and Chief Financial Officer